EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT entered into as of April 21, 2006 (the "Effective Date") between G8Wave, Inc., a Delaware corporation (the "Company"), and Bradley M. Mindich ("Employee").

1. **Employment.** The Company hereby employs Employee and Employee hereby accepts employment with the Company as its Chairman and Chief Strategy Officer upon the terms and conditions hereinafter set forth. Employee's employment as Chief Strategy Officer only shall be deemed an "at will" employment, terminable upon 20 days' prior written notice.

2. **Duties.** Employee will serve the Company as its Chairman and Chief Strategy Officer and will faithfully and diligently perform the services and functions relating to such offices. While employed by the Company as Chairman and Chief Strategy Officer, Employee will devote to the Company such of his time, attention and efforts as required by the business of the Company, which the Company expects to be approximately 65% of his business time and Employee may devote his remaining business time to the affairs of the Phoenix Media/Communications Group or other matters.

3. **Compensation and Benefits.** In consideration for the services to be provided hereunder and regardless of the position within the Company, the Company shall pay Employee an annual salary of $225,000 payable in accordance with the Company's general payroll practices. Employee shall be entitled to participate in any Company benefits as they become available, if at all, which are normal and customary Company benefits for executives of the Company. In addition, Employee shall be reimbursed for reasonable expenses incurred by him on behalf of the Company. The Company acknowledges that Employee will be called upon to entertain talent, prospective vendors and customers with his duties.

4. **Non-Competition and Confidentiality.**

a. *Non-Competition.* The Company and Employee each acknowledge and agree that Employee's services are of a special and unusual character which have a unique value to the Company, the loss of which cannot be adequately compensated by damages in an action at law and if used in competition with the Company, could cause serious harm to the Company. Accordingly, Employee agrees that during the term of this Agreement and for a period of two years following termination of Employee's employment with the Company for any reason other than termination by the Company without cause or termination by Employee following a breach of the terms of this Agreement by the Company. Employee will not (i) enter into any agreement with or directly or indirectly solicit or attempt to solicit any employee or other representatives of the Company for the purpose of causing them to leave the Company to take employment with any other business entity, or (ii) compete, directly or indirectly, with any business in which the Company is now engaged, was engaged during Employee's employment or is engaged at time of Employee's termination of employment, and that Employee will not act as an officer, director, employee, consultant, shareholder, lender or agent of any entity engaged in any business of the same nature as, or in competition with, the business in which the Company is now engaged, was engaged during Employee's employment or is engaged at the time of Employee's termination of

employment, except for the ownership of less than 5% of the outstanding capital stock of a publicly traded company.

b. *Confidentiality.*

(1) Employee acknowledges that in Employee's employment hereunder, Employee will be making use of, acquiring and adding to the Company's trade secrets and its confidential and proprietary information of a special and unique nature and value relating to such matters as, but not limited to, the Company's business operations, internal structure, financial affairs, programs, software systems, procedures, manuals, confidential reports, lists of clients and prospective clients and sales and marketing methods, as well as the amount, nature and type of services, equipment and methods used and preferred by the Company's clients and the fees paid by such clients, all of which shall be deemed to be confidential information. Employee acknowledges that such confidential information has been and will continue to be of central importance to the business of the Company and that disclosure of it to or its use by others could cause substantial loss to the Company. In consideration of employment by the Company, Employee agrees that during the term of this Agreement and upon and after leaving the employ of the Company for any reason whatsoever, Employee shall not, for any purpose whatsoever, directly or indirectly, divulge or disclose to any person or entity any of such confidential information which was obtained by Employee as a result of Employee's employment with the Company or any trade secrets of the Company, but shall hold all of the same confidential and inviolate.

(2) All contracts, agreements, financial books, records, instruments and documents; client lists; memoranda; data; reports; programs; software, tapes; Rolodexes; telephone and address books (except for Employee's personal Rolodex or telephone and address directory); letters; research; card decks; listings; programming; and any other instruments, records or documents relating or pertaining to clients serviced by the Company or Employee, the services rendered by Employee, or the business of the Company (collectively, the "Records") shall at all times be and remain the property of the Company. Upon termination of this Agreement and Employee's employment under this Agreement for any reason whatsoever, Employee shall return to the Company all Records (whether furnished by the Company or prepared by Employee), and Employee shall neither make nor retain any copies of any of such Records after such termination.

(3) All inventions and other creations, whether or not patentable or copyrightable, and all ideas, reports and other creative works, including, without limitation, computer programs, manuals and related materials, made or conceived in whole or in part by Employee while employed by the Company, which relate in any manner whatsoever to the business, existing or proposed, of the Company or any other business or research or development effort in which the Company or any of its subsidiaries or affiliates engages during Employee's employment by the Company will be disclosed promptly by Employee to the Company and shall be the sole and exclusive property of the Company. All copyrightable works created by Employee and covered by this Section 4b(3) shall be deemed to be works for hire. Employee shall cooperate with the Company in patenting or copyrighting all such inventions, ideas, reports and other creative works, shall execute, acknowledge, seal and deliver all documents tendered by

the Company to evidence its ownership thereof through the world, and shall cooperate with the Company obtaining, defending and enforcing its rights therein.

c. *Enforceability.* In the event of the breach of the covenants contained in this Section 4, it is understood that damages will be difficult to ascertain and the Company may petition a court of law or equity for injunctive relief in addition to any other relief which the Company may have under the law, this Agreement or any other agreement executed in connection herewith. In connection with the bringing of any legal or equitable action for the enforcement of this Agreement, the prevailing party shall be entitled to recover such reasonable attorneys' fees and expenses as such party may incur in the proceeding. It is hereby agreed that the provisions of this Section 4 are separate and independent from the other provisions of this Agreement, that these provisions are specifically enforceable by the Company notwithstanding any claim by Employee that the Company has violated or breached this Agreement or any claim that Employee is entitled to any offset or compensation.

5. **Waiver of Breach.** The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.

6. **Notices**. Any notices, consents, demands, request, approvals and other communications to be given under this Agreement by either party to the other will be deemed to have been duly given if given in writing and personally delivered, faxed, or sent by recognized overnight courier service as follows:

If to the Company:

g8wave, Inc.
126 Brookline Avenue
Boston, MA 02215

If to Employee:

Bradley M. Mindich
26 Jennifer Circle
Needham, MA 02494

Notices delivered personally will be deemed communicated as of actual receipt, notices by fax shall be deemed delivered when such notices are faxed (with receipt confirmation) to recipient's fax number and notices by courier shall be deemed delivered the next business day after deposit with a courier service.

7. **Entire Agreement.** This Agreement constitutes the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understanding, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

8. **Severability.** If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or

unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

9. **Governing Law.** To the extent permitted by applicable law, this Agreement and the rights and obligations of the parties will be governed by and construed and enforced exclusively in accordance with the substantive laws (but not the rules governing conflicts of laws) of the Commonwealth of Massachusetts and the courts of the Commonwealth of Massachusetts shall have exclusive jurisdiction regarding any legal actions relating to this Agreement.

10. **Captions.** The captions in this Agreement are for convenience of reference only and will not limit or otherwise affect any of the terms or provisions hereof.

11. **Gender and Number.** When the context requires, the gender of all words used herein will include the masculine, feminine and neuter, and the number of all words will include the singular and plural.

12. **Counterparts.** This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

G8WAVE, INC.

By:____________________________

____

Bradley M. Mindich